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                                                                   Exhibit 10.29

                  FIRST AMENDMENT TO SERIES D-1 PREFERRED STOCK
                               PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO THE SERIES D-1 PREFERRED STOCK PURCHASE AGREEMENT (this "Amendment") is made as of this 18th day of January, 2002, by and among Monitronics International, Inc., a Texas corporation (the "Company"), ABRY Partners IV, L.P. ("ABRY IV"), ABRY Investment Partnership, L.P. ("ABRY IP" and collectively with ABRY IV, the "Purchasers") and Capital Resource Lenders II, L.P. ("CRL").

                                    RECITALS

     A. Pursuant to that certain Series D-1 Preferred Stock Purchase Agreement dated April 27, 2001 by and between the Company and the Purchasers (as amended hereby and as further amended, modified and restated from time to time, collectively, the "Purchase Agreement"), the Company issued 50,000 shares of its Series D-1 Preferred Stock to the Purchasers.

     B. The Company has elected to exercise its right to require the Purchasers to purchase an additional 20,000 shares of Series D-1 Preferred Stock (the "Put Option Shares") pursuant to Paragraph 1C of the Agreement.

     C. The Purchasers, with the consent of the Company, assigned their obligation to purchase 5,000 of the Put Option Shares (the "CRL Option Shares") to CRL, and CRL has agreed to purchase the CRL Option Shares.

     D. The Company, the Purchasers and CRL desire to enter into this Amendment to reflect CRL's purchase of the CRL Option Shares and evidencing CRL's agreement to be bound by the terms of the Agreement upon the purchase of the CRL Option Shares.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms shall have the meanings assigned to such terms in the Purchase Agreement.

          Section 2. Agreement to be Bound. ABRY hereby confirms the assignment of all of its right, title and interest in the CRL Option Shares to CRL, and CRL hereby confirms its agreement to acquire all of the right, title and interest in the CRL Option Shares. CRL hereby agrees that upon execution of this Amendment, CRL shall become party to and subject to the Purchase Agreement. From and after the date hereof, CRL shall be deemed a "Purchaser" under the Purchase Agreement for all purposes and only with respect to rights or obligations of the Purchasers on or after the date hereof. The Company confirms that CRL, as a "Purchaser," shall have the benefit of the Company's representations and warranties in the Purchase Agreement as of the effective date of the Purchase Agreement. Accordingly, CRL hereby agrees to be bound

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by all of the conditions, covenants, representations, warranties, and other agreements made by the Purchasers in the Purchase Agreement, except as otherwise set forth herein, and hereby agrees to promptly execute all further documentation required by the Company to be executed by CRL, consistent with the terms of the Purchase Agreement.

          Section 3. Confirmation of Representations and Warranties. CRL hereby confirms that all of the representations and warranties set forth in Section 4 of the Purchase Agreement are true and correct with respect to CRL individually and not jointly with ABRY IV or ABRY IP; however, CRL makes no representation and warranties with respect to the last sentence of Section 4D of the Purchase Agreement or with respect to Section 4E of the Purchase Agreement. CRL is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

          Section 4. Enforceability. This Amendment constitutes the legal, valid and binding obligation of CRL, and is enforceable against CRL in accordance with its terms.

          Section 5. Reference to the Effect on the Purchase Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

          (b) Except as specifically amended above, the Purchase Agreement, and all other Ancillary Agreements, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Company, nor constitute a waiver of any provision of the Purchase Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Purchase Agreement.

          Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          Section 7. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          Section 8. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in separate counterparts, and both counterparts taken together shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

                          COMPANY:

                          MONITRONICS INTERNATIONAL, INC.


                          By: /s/ James R. Hull
                              --------------------------------------------------
                              James R. Hull, President


                          PURCHASERS:

                          ABRY PARTNERS IV, L.P.


                             By: ABRY Capital Partners L.P., its general partner


                             By: ABRY Capital Partners, LLC, its general partner


                             By: /s/ Jay Grossman
                                 -----------------------------------------------
                                 Jay Grossman, Vice President


                          ABRY INVESTMENT PARTNERSHIP, L.P.


                             By: ABRY Investment GP, LLC, its general partner


                             By: /s/ Jay Grossman
                                 -----------------------------------------------
                                 Jay Grossman, Vice President


                          CAPITAL RESOURCE LENDERS II, L.P.


                          By: /s/ Stephen M. Jenks
                              --------------------------------------------------
                          Name:   Stephen M. Jenks
                                ------------------------------------------------
                          Title: Authorized Agent

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